UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                    --------------------------

                             FORM S-8

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                           HADRON, INC.
      (Exact name of registrant as specified in its charter)

          NEW YORK                           11-2120726
(State or other jurisdiction of         (I.R.S. Employer
 incorporation or organization)          Identification No.)

                  4900 Seminary Road, Suite 800
                    Alexandria, Virginia 22311
                          (703) 824-0400
       (Address, including zip code and telephone number,
                 of Principal Executive Offices)

                           HADRON, INC.
                1997 EMPLOYEE STOCK PURCHASE PLAN
                     (Full title of the plan)

                           C.W. GILLULY
                              Chairman
                     and Chief Executive Officer
                           Hadron, Inc.
                  4900 Seminary Road, Suite 800
                    Alexandria, Virginia 22311
                          (703) 824-0400
             (Name, address, including zip code, and
   telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of the registration statement.


                         CALCULATION OF REGISTRATION FEE
                                    Proposed         Proposed
       Title of                     Maximum          Maximum
      Securities       Amount       Offering         Aggregate       Amount of
        to be          to be        Price Per        Offering        Registration
      Registered       Registered   Share            Price           Fee
      ------------     ----------   -------------    ---------       ------------
      Common Stock     250,000      $2.4375 <F1>     $609,375        $203.00
      $.02 par
      value

<F1> Estimated solely for purposes of calculating the
     registration fee.  Based on the closing price on December 8, 1997.

                             PART II.
          INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 3.   Incorporation of Certain Documents by Reference
          The Company hereby incorporates by reference into this Registration Statement the documents listed below which have been filed with the Securities and Exchange Commission (the "Commission"):
          (a) the Company's Quarterly Report on Form 10-Q for the quarterly period ending September 30, 1997;
          (b) the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1997; and
          (c) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (b) above.
          Each document or report subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-

effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such document with the Commission. Any statement contained in this Registration Statement or in a document incorporated in this Registration Statement by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document incorporated herein by reference which statement is also incorporated herein by reference is inconsistent with such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities
          The following is an updated description of the Company's securities:
Common Stock
          The authorized capital stock of the Company consists of 20,000,000 shares of common stock, $0.02 par value per share ("Common Stock"). Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the Common Stock entitled to vote in any election of directors may elect all the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors at its discretion from funds legally available therefore. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of debts and other liabilities. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

Item 6.   Indemnification of Directors and Officers
          The New York Business Corporation Law allows, in general, for indemnification, in certain circumstances, by a corporation of any person threatened with or made a party to any action or proceeding by reason of the fact that he or she is, or was, a director or officer of such corporation. Indemnification is also authorized with respect to a criminal action or proceeding where the person had no reasonable cause to believe that his conduct was unlawful.
          The Company's Bylaws provide for mandatory indemnification of its directors, officers, employees and agents against expenses, judgments, fines and amounts paid in settlement to the full extent that officers and directors are permitted to be indemnified by the laws of the state of New York.

Item 8.   Exhibits
          See Index to Exhibits.

Item 9.   Undertakings
(a)       The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3)  To remove from registration by means of a post-

effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alexandria, Virginia on December 11, 1997.

                            HADRON, INC.



                            By: /S/ C.W. GILLULY
                            ______________________________
                            C.W. Gilluly
                            Chairman and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on December 11, 1997.


/S/ C.W. GILLULY
_____________________
C.W. Gilluly               Chairman and Chief Executive Officer
                           (Principal Executive Officer)

/S/ DONALD E. ZIEGLER
_____________________      Chief Financial Officer
Donald E. Ziegler          (Principal Financial and Accounting
                            Officer)

/s/ WILLIAM J. HOWARD
_____________________
William J. Howard          Director


/S/ ROBERT J. LYNCH, JR.
_____________________
Robert J. Lynch, Jr.       Director


/S/ JOHN D. SANDERS
_____________________
John D. Sanders            Director

                             EXHIBITS

                                TO

                           Hadron, Inc.

                REGISTRATION STATEMENT ON FORM S-8

                          Exhibit Index


The following exhibits are filed herewith as part of this Registration Statement:


Exhibit
  No.

 5.1  Opinion and Consent of McGuire, Woods,
      Battle & Boothe, L.L.P., Counsel to the Company as to the validity of the Common Stock offered hereunder

23.1  Consent of Ernst & Young LLP

23.2  Consent of Coopers & Lybrand LLP

24.2  Consent of McGuire, Woods, Battle & Boothe,
      L.L.P. (included in Exhibit 5.1)

99    Hadron, Inc. 1997 Employee Stock Purchase Plan
      (incorporated by reference from the Company's proxy filed on Form 14-A for the fiscal year ending June 30, 1997).